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                                                                   EXHIBIT 10.19
                                    SUBLEASE


         Sublease made this 14th day of May, 1996 by and between

                  Thomas & Betts Corporation
                  1555 Lynnfield Road
                  Memphis, Tennessee 38119
                  ("Sublessor")

and

                  Innovative Gaming Corporation of America clo Mr. Barry Quick
                  3486 San Mateo Avenue
                  Reno, Nevada 89509
                  ("Sublessee")

         WHEREAS, Sublessor, as lessee, and Dermody Properties, Inc., as lessor ("Lessor"), are parties to a lease ("Master Lease") dated as of May 9, 1988 (a copy of which Master Lease is attached as Exhibit A hereto) of premises consisting of a building with approximately 53,109 square feet of floor space on real estate located at 4750 Turbo Circle, Reno, Nevada ("Subleased Premises"); and

         WHEREAS, subject to obtaining Lessor's written consent to this Sublease, Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Subleased Premises pursuant to the terms and conditions set forth hereinbelow.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Term. The term of this Sublease shall commence as of the date first written above and end on October 31, 1998 subject to termination prior to October 31, 1998 in accordance with the terms of this Sublease.

2. Rent. The monthly base rent payable by Sublessee to Sublessor for each month of the term of the Sublease shall be $19,119.24 per month, prorated for any portion of a calendar month. All such monthly installments shall be due and payable on the first day of each month in advance, except that base rent for the period from the date of this Lease through May 31, 1996 shall be due and payable upon execution of this Lease. Also, during the term of this Sublease, Sublessee shall pay and be responsible for all additional rent and other payments payable by Sublessor under the Master Lease including, without limitation, as set forth in Paragraph 4 of the Master Lease payment of real estate taxes with respect to the Subleased Premises (including land and building), payment of the cost of facilities and all services necessary to comply with all applicable statutes, regulations, and ordinances relating to the maintenance, use, and operation of the Subleased Premises, and payment of insurance premiums (except as otherwise expressly provided in this Sublease). Sublessee for itself and for the benefit of Sublessor and Lessor (as additional insureds) shall procure and maintain insurance (issued by reputable insurers reasonably acceptable to Sublessor) of the types and in the amounts required to be maintained
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         pursuant to Paragraph 4(c)(l) of the Master Lease as well as insurance providing contractual indemnity coverage with respect to the indemnification obligations of Sublessee hereunder, and Sublessee shall with respect to each such insurance policy (and any other insurance policy required to be maintained by Sublessee hereunder) have Sublessor and Lessor named as additional insureds and furnish certificates of insurance issued by such insurers to Sublessor and Lessor evidencing such insurance and evidencing the fact that such insurance may not be terminated or materially modified without each insurer providing at least twenty (20) days' notice to each certificate holder. Sublessor shall procure and pay the premiums for the policy or policies of insurance of the types referred to in Paragraph 4(c) (2) of the Master Lease, and any such insurance policy shall provide for a waiver of subrogation by the insurer against Sublessee and its directors, shareholders, officers, and employees, and Sublessee shall reimburse Sublessor as additional rent for the reasonable costs incurred by Sublessor to obtain and maintain such insurance during the term of this Sublease. Sublessee shall at its sole expense insure its tangible personal property at the Subleased Premises against loss or damage by fire or other casualty (including extended coverage), and any such insurance policy or policies maintained by Sublessee for such purpose shall provide for a waiver of subrogation by the insurer against the Sublessor and the Lessor and their respective directors, shareholders, officers, and employees.

3. Letter of Credit. As security for the performance by Sublessee of its obligations under the Sublease, Sublessee, at its sole expense, shall upon execution of this Sublease deliver to Sublessor, and maintain in effect at all times during the term of the Sublease, an irrevocable standby letter of credit ("Letter of Credit") in the amount of One Hundred Thousand Dollars ($100,000.00) issued by a reputable banking institution ("Issuer") satisfactory to Sublessor in favor of Sublessor, as beneficiary. The Letter of Credit shall contain terms and conditions satisfactory to Sublessor, and, without limiting the generality of the foregoing, shall provide that Sublessor shall have the right to draw on the Letter of Credit any number of times and in any amounts (but the total of the amounts so drawn shall not be more than One Hundred Thousand Dollars ($100,000.00) in the aggregate). Any and all such drawings may be made after the date of execution of this Sublease and prior to the expiration date of the Letter of Credit (a) at any time within thirty (30) days prior to the expiration date of the Letter of Credit if Sublessor has not prior to the thirtieth (30th) day before the expiration date of the Letter of Credit received notice in writing from the Issuer of the Issuer's renewal of the Letter of Credit for a period of at least one year or (b) at any time if:

                  (i) Sublessee has at any time failed to perform any of its obligations undar the Sublease; and

                  (ii) Sublessor has given Sublessee notice of Sublessee's such failure to perform specifying the nature of such default and Sublessee has failed to remedy such default within twenty (20) days after such notice by Sublessor to Sublessee.

         Nothing contained in this Paragraph 3 shall limit or restrict Sublessor's rights to recover additional damages from Sublessee in excess of the amount of the Letter of Credit or shall limit or restrict Sublessor's rights or remedies otherwise available under this Sublease or under applicable law in the event of Sublessee's default. The provisions of this Paragraph 3 are cumulative and additional to any other rights or remedies which Sublessor may have under this Sublease or by law for damages or otherwise.

4.       Utilities.


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         a.       Sublessee shall pay for all utility service at the Subleased
                  Premises including, without limitation, any utility service for electricity, gas, water, sewer, or telephone.

         b. To the maximum extent permitted under applicable law, Sublessee shall not have any right to recover damages from Sublessor or the Lessor, and Sublessee shall not be entitled to any abatement or reduction of rent or other relief, on account of any interruption or discontinuance or inadequacy of any utility service to or at the Subleased Premises for any reason whatsoever. In the event that Sublessee requires additional utility service at the Subleased Premises during the term of the Lease, the installation and maintenance thereof shall be Sublessee's sole obligation and at Sublessee's sole cost and expense; provided that no such utility service may be installed at the Subleased Premises unless Sublessee shall in each instance have first obtained the prior written consent of the Sublessor and of the Lessor. Sublessor agrees that it shall not unreasonably withhold its consent to the installation by Sublessee at the Subleased Premises and at Sublessee's expense of additional utility service; provided that Sublessor shall not be responsible for any failure (whether or not reasonable) of the Lessor to consent to any such installation of utility service proposed by Sublessee. Without limiting the right of Sublessor to withhold consent when it is reasonable to do so, Sublessor and Sublessee agree that it shall not be deemed to be unreasonable for Sublessor to withhold its consent to any such installation of utility service at the Subleased Premises proposed by Sublessee in the event that the Lessor does not consent to same.

5. Condition of Premises at Commencement of Sublease. Sublessee agrees to accept the Subleased Premises "AS IS", with no warranties of any kind, expressed or implied, as of the date of execution of the Sublease.

6. Use of Subleased Premises. Subject to Sublessee complying with the obligations imposed by Paragraph 8 of the Master Lease on the Sublessor as lessee under the Master Lease and subject to compliance by Sublessee with the requirements of all applicable laws and regulations including, without limitation, laws and regulations relating to zoning, health and safety, and environmental protection, Sublessee shall have the right to use the Subleased Premises only for the purpose of light assembly of gaming machines and storage of same and for offices related to the foregoing use ("Intended Use") . The parties acknowledge and agree that Sublessor makes no warranty that the area in which the Subleased Premises are located is zoned so as to permit said Intended Use or as to the suitability of the Subleased Premises for said use.

7. Hazardous Substances. "Hazardous Substances" as used in this Lease shall mean pollutants, contaminants, toxic or hazardous substances or wastes, or any other substances, the removal of which is required by, or the use of which is regulated, restricted, or prohibited by, any "Environmental Law", which as used in this Lease shall mean any federal, state, or local law, regulation, or ordinance relating to pollutants, contaminants, or toxic or hazardous substances or wastes or protection of the environment. Sublessee hereby agrees as follows:

         a. No activity will be conducted at the Subleased Premises that will use, generate, or produce any Hazardous Substances, except for such activities that are part of the ordinary course of Sublessee's business, that are conducted in accordance with all Environmental Laws, and that have been approved in advance in writing by Sublessor
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                  ("Permitted Activities");

         b. The Subleased Premises will not be used in any manner for the storage or treatment of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Sublessee's business, that are properly and legally stored in a manner and location meeting all Environmental Laws, and that are approved in advance in writing by Sublessor ("Permitted Materials");

         c. In the event that there is a spill or leakage of any of the Permitted Materials or other Hazardous Substances at or affecting the Subleased Premises or the property of which the Subleased Premises are a part or in the event that there is any contamination or environmental damage to the Subleased Premises or other property caused directly or indirectly by any actions or omissions of the Sublessee or the Sublessee's agents, employees, subtenants, business invitees, or other persons for whose conduct Sublessee is legally responsible, Sublessee shall immediately notify Sublessor of the foregoing and shall immediately begin and diligently complete at Sublessee's sole cost and expense cleanup procedures to remove all such contamination and shall remedy such damage pursuant to all Environmental Laws;

         d. No portion of the Subleased Premises shall be used as a landfill or a dump or otherwise for the disposal of Hazardous Substances;

         e. Sublessee shall not at the Subleased Premises install any underground or aboveground tanks of any type; and

         f. Sublessee agrees to comply in all respects with all applicable Environmental Laws. Sublessee agrees to indemnify and hold Sublessor and Lessor harmless from and against all claims, demands, actions, liabilities (including, without limitation, any liability under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 at seq. or the Resource Conservation and Recovery Act, 42 U.S.C. 6901 at sea.), reasonable fees, costs, and expenses (including, without limitation, reasonable legal expenses and reasonable fees payable to environmental consultants), damages (including losses attributable to diminution of the value of real estate), and obligations of any nature directly or indirectly incurred or sustained by either or both of them arising as a result of any breach by Sublessee of any of the foregoing covenants, it being understood that the foregoing obligations of Sublessee shall survive the termination or expiration of this Sublease.

8. No Option to Extend. etc. Notwithstanding any other provisions herein or any provisions in the Master Lease, Sublessee shall not have any right to extend the term of the Sublease beyond October 31, 1998, or to purchase the Subleased Premises, or to expand the Subleased Premises, and Sublessee shall not have any right of first refusal to lease, sublease, or purchase the Subleased Premises or any other adjacent premises. Sublessor agrees that during the term of the Sublease Sublessor will not exercise any rights which Sublessor may have as lessee under the Master Lease to extend the term of the Master Lease beyond October 31, 1998, to purchase the Subleased Premises, to expand the Subleased Premises, or to assert any right of first refusal to lease, sublease, or purchase the Subleased Premises or other adjacent premises .

9. No Assignment and No Further Subletting Without Consent. Sublessee shall not have the right to
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         assign this Sublease or further sublet the Subleased Premises without in each instance first obtaining the prior written consent of the Sublessor and of the Lessor under the Master Lease. The consent of the Lessor under the Master Lease to any proposed assignment of this Sublease or further subletting of the Subleased Premises may be granted or withheld in the sole discretion of the Lessor under the Master Lease. The consent of Sublessor to any proposed assignment of this Sublease or further subletting of the Subleased Premises shall not be unreasonably withheld. Without limiting the right of Sublessor to withhold its consent to a proposed assignment or further subletting when it is reasonable to do so, Sublessor and Sublessee agree that it shall not be deemed unreasonable for Sublessor to withhold its consent to any such assignment or further subletting in the event that the Lessor does not consent to same.

10. Modifications or Improvements of the Subleased Premises. Sublessee shall not make any modifications or improvements of the Subleased Premises at any time without first obtaining the prior written consent of Sublessor and of the Lessor under the Master Lease. Sublessor agrees that it shall not unreasonably withhold its consent to any modifications or improvements proposed by Sublessee; provided that Sublessor shall not be required to consent to any modifications or improvements which affect the structural integrity of the Subleased Premises; and further provided that Sublessor shall not be responsible for any failure (whether or not reasonable) of the Lessor to consent to any modifications or improvements proposed by Sublessee. Without limiting the right of Sublessor to withhold consent when it is reasonable to do so, Sublessor and Sublessee agree that it shall not be deemed to be unreasonable for Sublessor to withhold its consent to any modifications or improvements of the Subleased Premises proposed by Sublessee in the event that the Lessor does not consent to same. The parties hereto further agree that if and only if Sublessee obtains the written consent of the Lessor under the Master Lease to the making of all of the modifications or improvements of the Subleased Premises set forth on Exhibit B hereto and the Lessor's agreement is writing that such modifications or improvements need not be removed from the Subleased Premises at the end of the term of this Sublease, Sublessor shall consent to the making at the Subleased Premises by Sublessee, at Sublessee's sole expense, of such modifications or improvements set forth on Exhibit B hereto, it being understood that, in such case, Sublessee shall have the right (but not the obligation) to make such modifications or improvements set forth on Exhibit B hereto. The written consent of the Lessor under the Master Lease to the making of such modifications and improvements set forth on Exhibit B hereto shall be requested by Sublessee contemporaneously with Sublessor's request for the Lessor's written consent to this Sublease itself, and, unless otherwise specified in writing by the Lessor, the Lessor's written consent to the Sublease shall be deemed to constitute the Lesssor's consent that Sublessee shall have the right (but not the obligation) to make the said modifications and improvements set forth on Exhibit B hereto and agreement that the same need not be removed from the Subleased Premises at the end of the term of the Sublease. Without limiting the generality of the foregoing, the Sublessee may not affix any sign or lettering on or visible from the exterior of the Subleased Premises without first obtaining the written consent of the Lessor and Sublessor. Sublessor agrees that it shall not unreasonably withhold its consent to Sublessee at its expense affixing signs or lettering on or visible from the exterior of the Subleased Premises; provided that Sublessor shall not be responsible for any failure (whether or not reasonable) of the Lessor to consent to the Sublessee's affixing of any signs or lettering on or visible from the exterior of the Subleased Premises. Without limiting the right of Sublessor to withhold its consent when it is reasonable to do so, Sublessor and Sublessee agree that it shall not be deemed to be unreasonable for Sublessor to withhold its consent to any affixing by Sublessee of any signs or lettering on or visible from the exterior of the Subleased Premises in the event that Lessor does not consent to same. Furthermore, without limiting the right of Sublessor to withhold its consent when it is reasonable to do so to any modifications, improvements, signs, or lettering proposed by Sublessee, Sublessee agrees that no modifications, improvements, signs, or lettering may be constructed or erected or affixed at or to the Subleased Premises unless the same comply in all respects with all applicable laws, regulations, and codes and are constructed in a good and workmanlike manner with first class craftsmanship and materials. Sublesee shall indemnify, defend, and hold harmless Sublessor and the Lessor from all claims and expenses arising on account of any liens on the Subleased Premises resulting from any modifications or improvements or any other activities of Sublessee at the Subleased Premises.

11. Surrender of Subleased Premises. At the end of the term of the Sublease, Sublessee shall remove all of its tangible personal property from the Subleased Premises and shall return the Subleased Premises to Sublessor in the same condition as they were in as of the date of execution of this Sublease, ordinary wear and tear only excepted; provided, however, if the Sublessee at any time obtains the consent in writing of the Lessor and Sublessor to any modifications or improvements of the Subleased Premises proposed by Sublessee, Sublessor and Sublessee may agree that such modifications or improvements may remain as part of the Subleased Premises at the end of the term of the Sublease if and only if the Lessor's consent when granted had expressly authorized in writing such modifications or improvements to remain as part of the Subleased Premises at the end of the term of this Sublease. Sublessee shall have no right to holdover at the Subleased Premises at the end of the term of the Sublease, and, if any such holdover shall occur, Sublessee shall be responsible for any and all damages incurred or sustained by Sublessor and/or the Lessor as a result of such holding over. Any damage caused to the Subleased Premises by the removal of any property of Sublessee therefrom at the end of the term of Sublease or any other time shall be promptly repaired by the Sublessee. The Sublessee shall have the right to continue to occupy the Subleased Premises at the end of the term of the Sublease if, any only if, the Sublessee has obtained such right to occupy the Subleased Premises pursuant to the terms of a written lease by and between Sublessee, as tenant, and Lessor, as landlord, and if Sublessee has complied with all of Sublessee's obligations under this Sublease as of the date of termination of this Sublease.

12. Waiver of Claims and Hold Harmless. To the maximum extent permitted under applicable law, Sublessee (a) agrees to waive and release any and all claims against Sublessor and/or Lessor for any loss, damage, or expense incurred by Sublessee directly or indirectly on account of any personal injuries to Sublessee's employees or any losses of Sublessee's property or other losses sustained by Sublessee or Sublessee's business at the Subleased Premises; and (b) shall indemnify and save the Lessor and Sublessor harmless from all losses, damages, and fees, costs, and expenses (including, without limitation, reasonable legal fees) incurred or sustained by either or both of them resulting from any third party claims against the Lessor and/or Sublessor on account of any injuries, property damage, or other loss sustained by (i) any third party (including, without limitation, employees of the Sublessee) in, at, upon, or near the Subleased Premises, the sidewalks or streets bordering the Subleased Premises, or the property of which the Subleased Premises are a part; and (ii) any third party at any location on account of any acts or omissions of Sublessee or Sublessee's agents, employees, subtenants, business invitees, or other persons for whose conduct Sublessee is legally responsible. Notwithstanding anything contained hereinabove or otherwise in this Sublease, Sublessor and Sublessee each hereby waives any and all rights of recovery which either may have against the other party or against such other party's directors, shareholders, officers, or employees with respect to loss or damage caused by fire or other causes to the extent that such loss or damage is insured against under any fire or extended coverage insurance maintained by such party with respect to the Subleased Premises or any improvements thereto or any personal property therein and is caused by the negligence of such other party or such other party's directors, shareholders, officers, or employees.

13. Brokers. The parties acknowledge and agree that Lessor (which has acted as a real estate broker for Sublessee in connection with this Sublease) and Dickson Realty Co., 1030 Caughlin Crossing, Reno, Nevada 89509 ("Dickson") will be entitled to a commission in an amount and upon terms agreed upon by Sublessor and Lessor in connection with this Sublease if and only if this Sublease is executed by both parties and consented to in writing by the Lessor, it being further understood that Sublessor shall have no direct liability to Dickson for any such commission. Sublessee warrants to Sublessor that Sublessee has not dealt with any broker except Lessor or Dickson in this transaction, and Sublessee agrees to hold Sublessor harmless from any and all claims by any broker or other person except for Lessor or Dickson which claims to be entitled to a commission or fee based upon alleged dealings with the Sublessee in connection with this transaction.

14. Effect of Termination of Master Lease. The termination of the Master Lease at any time prior to the end of the term of this Sublease shall automatically result in the termination of this Sublease and all obligations of Sublessor set forth herein, and, unless the termination of the Master Lease is based on Sublessor's failure to pay rent due to the Lessor or other default of Sublessor, as lessee, under the Master Lease, the Sublessee shall have no right or claim against Sublessor on account of any such termination of this Sublease at any time prior to the end of the term hereof.

15. Consent of Lessor to this Sublease. This Sublease shall not become effective unless and until the Lessor under the Master Lease has consented in writing to this Sublease (and to Sublessee having the right (but not the obligation) to make, at Sublessee's expense, the modifications or improvements of the Subleased Premises set forth on Exhibit B hereto and to the fact that such modifications or improvements need not be removed from the Subleased Premises at the end of the term of this Sublease) by having its duly authorized agent execute and deliver to Sublessor anoriginal counterpart of this Sublease acknowledging such consent .

16. Notices. Any notices by either party to the other permitted or required under this Sublease shall be in writing to be effective. Notices to Sublessee shall be deemed duly given and effective upon delivery in hand to the Subleased Premises addressed to Sublessee, or delivery by reputable overnight courier service to the Subleased Premises addressed to Sublessee, or upon receipt of electronic facsimile transmission at the Subleased Premises addressed to Sublessee, or upon mailing by certified mail, return receipt requested, postage prepaid, addressed to Sublessee at the Subleased Premises. Also, Sublessee may at any time during the term of this Sublease after notice by Sublessee to Sublessor in the manner provided for hereinbelow require Sublessee to furnish to Sublessee's attorney (in the manner hereinabove specified) a copy of any notice given by Sublessor to Sublessee provided that Sublessee has previously given Sublessor notice specifying such attorney's name, address, and fax number and requesting that copies of such notices be given to such attorney. Notices to Sublessor shall be deemed duly given and effective upon mailing to Sublessor by certified mail, return receipt requested, postage prepaid, or upon delivery to Sublessor by reputable overnight courier service, or upon receipt by Sublessor of electronic facsimile transmission, in any case addressed to Sublessor as follows:


                   Thomas & Betts Corporation
                   1555 Lynnfield Road

                   Memphis, Tennessee  38119
                        ATTN: Vice President - Purchasing

                   Fax No.:          (901) 680-5112 with a copy to:

                   Thomas & Betts Corporation
                   1555 Lynnfield Road
                   Memphis, Tennessee  38119
                       ATTN:         General Counsel

                   Fax No.:          (901) 680-5435

         Sublessor may change the address to which notices to it shall be sent by giving notice to Sublessee in the aforesaid manner.

17. Incorporation of Master Lease Provisions. Except to the extent inconsistent with the provisions of this Sublease, the below-listed provisions of the Master Lease are hereby incorporated into this Sublease by reference and shall bebinding upon the parties hereto; provided that all references in said provisions of the Master Lease to "Lessor" shall be deemed to be references to "Sublessor" and all references in said provisions of the Master Lease to "Lessee" shall be deemed to be references to "Sublessee", and, with respect to below-listed Master Lease provisions, Sublessor shall have the rights and obligations of the "Lessor" and Sublessee shall have the rights and obligations of the "Lessee", as stated in the Master Lease; and further provided that references in the Master Lease to the "Lease Term" shall be deemed to refer to the term of the Sublease and references in the Master Lease to the "Commencement Date" shall be deemed to refer to the initial day of the term of this Sublease: 4, Additional Payments and Covenants (provided that Sublessor does not certify or warrant that the Subleased Premises comply with any existing statutes, regulations, or ordinances and provided that the provisions of Paragraph 4(c) (2) of the Master Lease shall be inapplicable to this Sublease); 8, Improvements and Use of Leased Premises; 9, Maintenance and Repairs; 11, Default and Remedy (except that the words "thirty (30) days" therein shall be replaced by the words "twenty (20) days"); 12, Alterations (except as modified by Paragraphs 5 and 10 hereinabove of this Sublease); 13, Inspection; 14, Lessor's Right to Mortgage (except that the last sentence of said Paragraph 14 of the Master Lease shall be deemed deleted); 15, Fire and Other Casualty (except that Sublessor shall not be required to repair any damage to, or restore, the Subleased Premises); 16, Eminent Domain (except that Sublessor shall not be required to restore, alter, or repair the Subleased Premises or to place the same in good and usable condition for Lessee's use and purposes); 17, Lessor's and Lessee's Non-Liability (except that Sublessor shall not be responsible for any damage resulting from an error, omission, faulty workmanship, or negligence in the construction of the Subleased Premises and the exemption from liability contained in said provision shall be applicable to the Lessor as well as to Sublessor); 18, Utilities; 19, Surrender (except as modified by Paragraph 11 hereinabove of this Sublease); 20, Waiver; 21, Covenant of Quiet Enjoyment; 27, Benefit of Lessor and Lessee (except that the second sentence thereof shall be deemed deleted); and 28, Governing Law.

18. Rights of Lessor. Notwithstanding anything contained or implied in this Sublease, the Lessor shall have the right at any reasonable time to enter the Subleased Premises (a) to inspect the general condition and state of repair thereof; and (b) to make repairs required or permitted to be made by the Lessor under the Master Lease. In addition to the foregoing, the Lessor may at any time affix to the exterior of the Subleased Premises a notice for leasing or selling the Subleased Premises or any part thereof during the lastsix (6) months of the term of this Sublease or at any other time permitted pursuant to the Master Lease.

19. Entire Agreement. This Sublease constitutes the sole and exclusive agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous understandings or agreements, written or oral, between Sublessor and Sublessee with respect to the subject matter hereof.

20. Attorneys' Fees. Costs, and Interest. In the event that any legal proceeding is brought by Sublessor or Sublessee against the other party hereto with respect to any breach by such other party of its obligations under this Sublease, the prevailing party in such legal proceeding shall be entitled to recover reasonable costs and attorneys' fees incurred by it with respect to such proceeding in addition to damages and other relief available at law and/or in equity. If Sublessee shall fail to perform any of the obligations to be performed by Sublessee under the Sublease, Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Sublessee, and, if Sublessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum, shall be paid to Sublessor by Sublessee as additional rent. Sublessor agrees with Sublessee that Sublessor shall during the term of the Sublease pay all rent and additional rent due by Sublessor to the Lessor under the Master Lease, and, if Sublessor shall fail to make any such payments to the Lessor, Sublessee, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account of Sublessor, unless such default by Sublessor is cured by Sublessor within twenty (20) days after notice thereof by Sublessee to Sublessor, by paying such amounts of rent or additional rent as are due by Sublessor to the Lessor under the Master Lease, and, if Sublessee makes any such payments which it is authorized to make as aforesaid, Sublessee shall then have the right to deduct a corresponding amount from base monthly rent thereafter due by Sublessee to Sublessor pursuant to this Sublease .

21. Miscellaneous. In any instance or circumstance in which the consent of Sublessor is required as a condition precedent to or to authorize any action by Sublessee, Sublessor agrees that it shall within a reasonable time after receipt by it from Sublessee of written request for such consent notify the Sublessee as to whether such consent will be given or denied. Unless otherwise agreed in writing by Lessor, Sublessor, and Sublessee, any machinery, equipment, and other tangible personal property installed by Sublessee at the Subleased Premises shall remain the sole property or Sublessee and shall be removed from the Subleased Premises at the end of the term of the Sublease pursuant to the provisions contained hereinabove in Section 11 of this Sublease .


         IN WITNESS WHEREOF, this Sublease has been executed and delivered by duly authorized agents respectively of the Sublessor and Sublessee, in each case under seal in multiple original counterparts as of the date first written above.

                                  THOMAS & BETTS CORPORATION



                                  By:
                                       Craig A. Havener,
                                       Vice President - Purchasing


                                  INNOVATIVE GAMING CORPORATION OF AMERICA


                                  By:_____________________________________
                                       Edward G. Stevenson, President


The above Sublease is consented to by Dermody Properties, Inc. and Dermody Properties, Inc. hereby consents that Sublessee shall have the right (but not the obligation) to make the modifications and/or improvements listed on Exhibit B hereto (and agrees that such modifications and/or improvements may remain at the Subleased Premises at the end of the term of the Sublease except only as otherwise provided in that certain letter agreement or even date herewith by and among Lessor, Sublessor, and Sublessee), as of the date first written above.

DERMODY PROPERTIES, INC.


BY:________________________

Dated:______________________

                                    Exhibit A

                                 LEASE AGREEMENT


         THIS LEASE executed this 9th day of May 1988, by and between Dermody Properties Inc., a Nevada corporation having its principal office at 1200 Financial Boulevard, Reno, Nevada, 89502 ("Lessor"), and Thomas & Betts Corporation, a New Jersey corporation, having its principal office at 1001 Frontier Road, Bridgewater, New Jersey 08807 ("Lessee") .

                                   WITNESSETH:

                    1. The Leased Premises. The Lessor hereby 1eases and demises to the Lessee and the Lessee agrees to lease from the Lessor certain real estate located in Reno, Nevada, more particularly described in Exhibit "A" attached hereto (the "Real Estate"), together with the improvements to be constructed by Lessor on the Real Estate, more particularly described in paragraph 6. For ease of reference the Real Estate and improvements are hereinafter collectively referred to as the "Leased Premises."

                    2. Term & Option to Renew. The term of the Lease shall be for a period of ten (10) years beginning on the first day of the month fol1owing the Commencement Date as hereinafter defined in paragraph 6.

         If the Lessee is not in default hereunder the Lessee shall have the option to renew and extend the term of this Lease for two (2) additional terms of five (5) years each. Each such extension shall be upon the same terms and conditions contained in the Lease for the original term subject to an adjustment of the minimum rental as provided in paragraph 5 hereof. Each such option shal1 be exercised by Lessee giving written notice to Lessor of its intention to extend the term of the Lease not later than twelve (12) months prior to the expiration of the original Lease Term of, if applicable, the extended term. Lessee's failure to exercise any option to renew shall extinguish its right and option for any subsequent extension.

                    For ease of reference, the original and any extended term of this Lease is herein referred to as the "Lease Term."

                    3. Rent. Lessee agrees to pay as base rent for the Leased Premises the sum of $199,200.00 per year, payable in equa1 monthly installments of $16,600.00, such monthly insta1lment to be paid on the first day of each month in advance, to begin on the month following the Commencement Date and the first day of each month thereafter during the Lease Term.

                    If the Commencement Date is not the first day of the month, Lessee shall pay prorated month1y rent from the Commencement Date to the first day of the next month.

                    4. Additional Payments and Covenants. During the Lease Term Lessee agrees to pay the fol1owing amounts as additional rent:

                    (a) An amount equa1 to real estate taxes levied against the Leased Premises are charged to the owner thereof and prorated as of the Commencement Date. Such taxes are not to include any income or franchise taxes.

                    (b) The costs of facilities and all services necessary to comply with all app1icable statutes, regulations and ordinances relating to maintenance, use and operation of the Leased Premises, including, but not 1imited to, the construction or use of anti-pollution or safety devices, provided, however, that nothing in this subparagraph 4(b) shall limit Lessor's duty to deliver the premises in accordance with the plans and specifications approved by Lessee. Lessor certifies and warrants as of the Commencement Date that the Leased Premises comply with such existing statutes, regu1ations and ordinances.

                    (c) Lessee shall procure and pay the premiums for a policy or policies of insurance in companies reasonably satisfactory to Lessor and its mortgagee, and shall keep the same in force during the Lease Term and, upon request, furnish a certificate thereof to its mortgagee covering the following risks:

                            (1) Public liability and property damage insurance in standard form, with limits of bodily injury and death liability not less than Two Million Dollars ($2,0OO,O0O)for an accident affecting any one person, and five Million Dollars ($5,000,000) for an accident affecting more than one person and providing property damage coverage of at least Five Million Dollars ($5,000,000) aggregate.

                            (2) Fire insurance with extended coverage, vandalism and malicious mischief, riot and civil commotion, and sprinkler leakage endorsement covering all improvements located on the demised premises in an amount equal to the full replacement cost thereof. Such policies shall provide for any loss payable to Lessor and at the request of Lessor to any first mortgagee, as their respective interests may appear.

       With respect to the payment of any taxes or the cost of compliance with any statute, regulation or ordinance, Lessee shall have the right at its own expense to contest the amount of such taxes or the necessity or manner of comp1iance with such regulation, statute, or ordinance in any administrative or court proceeding, saving Lessor harmless from any tax, interest penalties or costs connected therewith by appropriate surety bond or other assurance reasonably satisfactory to Lessor and its Mortgagee. Lessor agrees to cooperate with Lessee in such contest by executing petitions or other documents necessary to proceed with such contest if requested by Lessee and to furnish such relevant information to Lessee pertinent to such contest if available to Lessor.

       5. Adjustment for Cost of Living. The minimum monthly rate shall be subject to adjustment at the commencement of the sixth (6th) year of the term and at the commencement of each sixth (6th) year, thereafter so long as this lease is in effect ("the adjustment date") as follows: The base for computing the adjustment is the San Francisco/Oakland-All Urban Consumers Index, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published for the month nearest the data of the commencement of the term ("Beginning Index"). If the Index published nearest the adjustment date ("Extension Index") has increased over the Beginning Index, the minimum month1y rent shall be set (until the next rent adjustment) by multiplying the minimum monthly rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. Such increase shall not exceed four percent (4) per year (2O% per adjustment) and in no case sha1l the minimum monthly rent be less than the minimum monthly rent set forth in paragraph 3.

       If the index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

       6. Construction of Improvements. Lessor agrees to construct a building, parking lot and other improvements on the Leased Premises in accordance with plans and specifications described in Exhibit "B" attached hereto and incorporated into this Lease Agreement by reference. Such plans and specifications sha1l be in general accordance with preliminary plans and specifications described in Exhibit "B-1" attached hereto and incorporated herein by reference.

       Lessor and Lessee agree that time is of the essence in the construction of the improvements.

       Lessor agrees to commence construction of the improvements as soon as practicable, to proceed diligently and expeditiously and to complete the construction thereof on or before November 1, 1988. In the event the construction has not been substantially comp1eted in accordance with the foregoing plans and specifications and in full compliance with all applicable local, state and federal laws, statutes, regu1ations codes and ordinances, and the Leased Premises ready for occupancy as evidenced by a temporary certificates of occupancy issued by competent authority, on or before November 1, 1988, than the Lessee may at its option upon thirty (30) days prior written notice to Lessor, terminate this Lease without further obligation and shall be reimbursed by Lessor for all out of pocket expenses incurred by Lessee up to the date of such prior written notice and the parties shall be discharged from all obligations hereunder.

       Lessee's option to terminate sha1l be in addition to any other legal or equitable remedy otherwise available to Lessee, provided, however, that in the event construction of the improvements is delayed due to acts of God, fire or other casua1ty, 1abor disputes or other causes beyond the control of Lessor, than the date for fina1 comp1etion shall be adjusted for a period equal to such de1ay or delays, but in no event shall the date for final comp1etion be postponed beyond December 1, l988.

       When the construction of the improvements has been substantially completed, Lessor agrees to furnish to Lessee a certificate of Lessor's architect or engineer stating that the improvements have been constructed substantia11y in accordance with the plans and specifications. Upon receipt of such certificate Lessee sha1l have the right of inspection, and upon verification by Lessee that such plan and specification have been comp1ied with agrees to provide Lessor within a reasonable time with a written acknow1edgement of the acceptance of the improvements.

       The Commencement Date of this Lease sha11 be the date of Lessee's receipt and verification of such architect's or engineer's certificate, unless Lessor and Lessee agree otherwise in writing.

       If any disagreement occurs between Lessor and Lessee as to whether the improvements have been substantia1ly completed in accordance with the plans and specifications, the parties sha1l select an independent architect to inspect the construction and certify as to such completion thereof. The independent architect's certificate shall be binding on the parties, and in the event any alteration or correction is required Lessor sha11 promptly cause such to be made. In the event of such disagreement, the Commencement Date sha1l become the first day of the ca1endar month fo1lowing the decision of the independent architect, or the comp1etion of the required a1terations or corrections, whichever comes later.

       Lessor, in connection with the construction of the improvements guarantees and warrants:

       (a) That the materials, equipment and fixtures sha1l be as specified in the plans and specifications, and will comply with all applicable codes, standards, rules, ordinances, regulations, laws, and statutes pertaining thereto. Lessor shall also transfer to Lessee all warranties and guarantees included with all such materials, equipment and fixtures, together with all builder warranties furnished in connection with the Leased Premises.

       (b)    That the work will be done in a workmanlike manner, and

       (c) That the Lessor will correct any defect or breach of all such Warranties provided Lessee gives Lessor written notice within the warranty period, or in the event no warranty period is specified, then within two (2) years after the Commencement Date.

       (d) Notwithstanding (a), (b) or (c) above, the Lessor agrees to be responsible, for the term of this Lease for a1l structural defects.

       7. Partial Occupancy. Lessee sha11 have the right for no renta1, during the course of construction of the improvements on the Leased Premises and prior to comp1etion thereof, to install its fixtures necessary or desirab1e for its use of the Leased Premises, provided that the exercise of such right does not unreasonably interfere with or impair Lessor's construction of the improvements. In the event Lessee has occupied and is using the Leased Premises for its benefit other than for preparatory work for the doing of business during any period of disagreement as to substantia1 completion specifical1y referred to in paragraph 6, if such has occurred, Lessee sha1l be liable for the rent from the commencement date of such use.

       8. Improvements and Use of Leased Premises. The leased Premises are to be used by the Lessee for any legal purpose. Lessee shall not use Leased Premises or fail to maintain them in any manner constituting a violation of any ordinance, statute, regulation or order of any governmental authority, including, but not limited to, those governing zoning, health, safety and occupational hazards, and pollution and environmenta1 control, nor will the Lessee knowingly maintain or permit any nuisance to occur on the Leased Premises. Lessee may use the premises for warehouse, related office and other selected uses and Lessor warrants that such uses will not constitute a violation of any existing ordinance, statute, regulation, code, or order of any governmental authority.

       9. Maintenance and Repairs. During the term of this Lease the Lessee sha11, except as provided in Section 6 above, maintain in good condition and repair the entire Leased Premises including the roof, wa11s and floors, normal wear and tear excluded.

       10. Assignments and Sublease. The Lessee sha11 not assign this Lease in who1e or in part or sublet the Leased Premises in whole or in part without the prior written consent of the Lessor. Lessor express1y covenants not to unreasonably withhold such consent. Lessee shall, however, have the right to freely assign the Lease to another affiliate of Lessee without the prior written consent of Lessor. No consent shall be required in the event of a transfer incident to an acquisition of substantial1y a1l the assets of Lessee or its merger or consolidation, where the acquirer or resulting entity assumes Lessee's obligations under this Lease.

       11. Default and Remedy. Each of the fo1lowing shall be deemed a defau1t by the Lessee:

       (a)    Failure to pay the rent as herein provided when due.

       (b) Fai1ure to make additional payments provided in this Lease when due.

       (c) Failure to perform or to commence performance of any act to be performed by the Lessee hereunder and to di1igently pursue such performance or failure to comply with any condition or covenant contained herein.

       (d)    The abandonment of the Leased Premises by the

              Lessee or its adjudication as a bankrupt, the making by the Lessee of a general assignment for the benefit of creditors; the Lessee's taking the benefit of any insolvency action or law; the appointment of a permanent receiver or trustee in bankruptcy for the Lessee or its assets, the appointment of a temporary receiver for the Lessee or its assets if such temporary receivership has not been vacated or set aside within a reasonable period not to exceed ninety (90) days from the date of such appointment, the initiation of an arrangement or similar proceedings for the benefit of creditors by or against Lessee, dissolution or other termination of Lessee's corporate charter.



       In the event of any default provided above and the continuance of such a defau1t after thirty (30) days prior written notice is given by Lessor to Lessee in the case of paragraphs (a), (b) and (d) above and sixty (60) days prior written notice is given by Lessor to Lessee in the case of paragraph (c) above, this Lease sha1l terminate at the option of the Lessor. In the event of termination of this Lease, after such default and such notice, the Lessor may re-enter the Leased Premises, take possession of all or any part thereof, and remove a1l property and persons therefrom and shall not be liable for any damage therefor or for trespass unless such damage is due to the willful or neg1igent act or omissions of Lessor, its agents, representatives or employees. No such re-entry shall be deemed an acceptance of the surrender of this Lease or a satisfaction of the Lessee's obligation to pay the rent as provided herein or any other obligations of Lessee hereunder.

       The fai1ure of the Lessor to exercise any option herein provided on account of any default sha11 not constitute a waiver of the same or any subsequent default and no waiver of any condition or covenant of this Lease by either party sha11 be deemed to constitute a waiver by either party of any default for the same or any other condition or covenant.

       12. A1terations. Lessee shall not permit alterations or upon any part of the Leased Premises without first obtaining the written consent of the Lessor. Lessor expressly covenants not to withhold his consent unreasonably. Lessor and Lessee shall agree in writing prior to Lessor's consent to any such addition or alteration as to whether such addition and alteration may be removed at the expiration of the Leased Term or may remain as a part of the Leased Premises provided, however, that the Lessee sha1l indemnify and save harmless the Lessor from all cost, loss or expense in connection with any construction or installation done or requested by Lessee for its use or benefit, and provided such cost, 1oss or expense is not due to any willful or negligent act or omission of Lessor, its agents, representatives or employees. No person sha11 be entitled to any lien directly or indirectly derived through or under the Lessee or through or by virtue of any act or omission of the Lessee upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leaned Premises or for or an account of any matter or thing whatsoever; and nothing in this Lease contained shal1 be construed to constitute a consent by the Lessor to the creation of any lien.

       Lessee shall have the right, prior to the expiration of the Lease Term, to remove all of Lessee's trade fixtures, equipment and such additions and improvements as required pursuant to the first paragraph of this paragraph 12; provided that at such time all rents stipulated herein are paid in full and any resulting damage to the Leased Premises prompt1y repaired, reasonable wear and tear excepted.

       13. Inspection. Lessor or Lessor's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time after prior written notice to Lessee. Lessor sha1l have the right to make any repairs to the Leased Premises which are reasonably necessary for its preservation. In the event that any such repairs are the obligation of the Lessee, Lessor agrees to give thirty (30) days' prior written notice to Lessee that such repairs are required (except in the case of an emergency where immediate repairs are necessary to prevent immediate damage to the Leased Premises), and in the event Lessee fails to make such repair within a reasonable time, but in no event shorter than such thirty
(30) day period, Lessor may, but sha11 not be obligated to, make such repairs at Lessee's expense.

       14. Lessor's Right to Mortgage. Lessee agrees at any time, and from time to time, upon prior written request by Lessor, or the holder of any mortgage or other instrument of security given by Lessor, to execute, acknow1edge and de1iver to Lessor or to the holder of such instrument, a statement in writing certifying that this Lease has not been modified and is in full force and effect (or if there have been modifications, that the same are in full force and effect and state such modifications), that there are no defaults hereunder by Lessor, if such is the fact, and the dates to which the fixed rents and other charges have been paid, it being intended that any such statement delivered pursuant to this paragraph may be re1ied upon by the holder or any such mortgage or other instrument of security or any authorized assignee of Lessor.

       Lessee's right shall be subject to any bona fide mortgage now existing upon or hereafter placed upon the Leased Premises by Lessor, provided the Mortgagee has notice of Lessee's rights and privileges under this lease. If, however, the mortgagee or its successor in interest sha11 take title of the Leased Premises through forec1osure or other legal proceedings, or deed in lieu of foreclosure or such proceedings:

       (1)Lessee sha1l be allowed to continue in possession of the Leased Premises and shall be entitled to all rights and privileges as provided for in this Lease so long as Lessee shall not be in default, and (2) the mortgagee of such successor, after transfer of title, execute an attornment agreement whereby the Lessee becomes the lessee of the mortgagee or such successor in accordance with and subject to the terms and conditions of this Lease, excepting paragraph 6 thereof. Nothing provided in the immediately foregoing provision shall, however, diminish the right of Lessee to terminate this Lease and its obligations hereunder in accordance with paragraph 6 upon a failure of Lessor to complete construction of the improvements nor relieve any liability or obligation of Lessor or Lessee.

       15. Fire and Other Casualty. If the Leased Premises are partially damaged by fire or other casualty to the extent that the Leased Premises can be repaired within ninety (90) days from the date of such damage, Lessor sha1l notify

Lessee of such fact by written notice within ten (10) days of such damage and Lessor agrees to promptly repair and restore the Leased Premises, and the rent shall proportionately abate during the period of such restoration.

       If the Leased Premises are substantially damaged by fire or other casualty to the extent that the Leased Premises cannot be repaired within ninety
(90) days from the date of such damage, Lessor shall notify Lessee of such fact by written notice within ten (10) days of such damage, and then

       (a) Lessee shall have the right to terminate this Lease as of the date of the fire or casualty by notice to Lessor within thirty (30) days after such notice, or

       (b) If the Lease is not terminated by Lessee then the Lessor shall repair, restore, or rehabilitate the building or the premises at the Lessor's expense within one hundred twenty (120) days after such casua1ty. The Lease shall not terminate but rent shall be abated on a per diem basis while the Premises are untenantable. If the Lessor so proceeds to repair, restore or rehabilitate the building or the Leased Premises and does not substantially complete the work within the one hundred twenty (120) day period, either party can terminate this Lease of the data of the fire or casua1ty by notice to the other party not later than one hundred twenty (120) days after such casua1ty. In the event Lessee does not terminate the Lease after the said one hundred twenty (l20) day period, Lessor sha1l pay to Lessee the difference between the Lease rent and the rental amount Lessee must pay for substitute quarters beyond the one hundred twenty (l20) day reconstruction period.

       In the event of termination of the Lease, rent shall be apportioned on a par diem basis and be paid to the date of the fire or casua1ty.

       16. Eminent Domain. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain by any public or quasi public body in such a manner that the Leased Premises shall become unusable by the Lessee for the purpose it is than using the Leased Premises, even if they would be restored, repaired or altered as provided in the last sentence of this paragraph l6, then in such event this lease may be terminated by the Lessee on the date that 1egal possession thereof is taken by the applicable governmental authority. The Lessor shall be entitled to all of the damages awarded by the condemning authority for the value of the Leased Premises, provided that the Lessee shall be entitled to any award for the cost of or the removal of its stock equipment and fixtures and cost of remova1 of any alterations and improvements which Lessee is permitted to remove as provided in paragraph 12, and relocation expenses and, any other part of the award attributab1e to damage suffered by Lessee to the extent that any of these items are allowed as reimbursement or compensation for such acquisition in addition to the fair market va1ue of the property acquired and to the cost of repairing the remainder of any improvements not acquired, as such fair market va1ue and cost is reasonab1y estab1ished by the condemning authority.

       In the event of condemnation that does not result in termination of this Lease, the Lessor agrees, at its expense to restore, a1ter and repair the remaining portion of the Leased Premises and place the same in good and usable condition for Lessee's use and purposes as promptly as reasonab1y possible, and with the rent to be equitab1y abated as of the date Lessee's use of the Leased Premises is diminished.

       17. Lessor's and Lessee's Non-Liability. The Lessor shall not be liable for damage either to any person or property due to the condition of the Leased Premises or to the occurrence of any accident in or about the Leased Premises or due to any act or neglect of the Lessee or any other occupant of the Leased Premises or of any person, unless such damage is a result of any error, omission, faulty workmanship or negligence in the original construction of the Leased Premises or any act or neglect of Lessor, its agents, representatives, or employees.

       18.Utilities. Lessee shall pay for the use of all utilities serving the Leased Premises and which are for the benefit of the Lessee.

       19. Surrender. Upon the expiration or other termination of this Lease, Lessee shall quit and surrender to the Lessor the Leased Premises, together with all other property affixed to the Leased Premises (with the exception of trade fixtures, alterations, additions and improvements which Lessee has the right to remove), in good order and condition, ordinary wear and tear, fire and other casualties excepted. Any damage caused to the Leased Premises by removal of any property shall be promptly repaired by the Lessee.

       If the Lessee shall remain in possession of all or any part of the Leased Premises after the expiration of the Lease Term, then the Lessee shall be deemed Lessee of the Leased Premises from month to month at the same rental and subject to all the terms and conditions hereof.

       20. Waiver. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such Covenant or condition nor justify or authorize a nonobservance on any other occasion of such covenant or condition or any other covenant or condition.

       21. Covenant of Quiet Enjoyment. Lessor agrees that if the Lessee shall perform all of the covenants and agreements herein provided to be performed on the Lessee's part, the Lessee shall, at all times during the Lease Term, have the peaceable and quiet enjoyment Of possession of the Leased Premises without any manner of hindrance from the Lessor or any persons lawfully claiming under the Lessor, and Lessor shall defend Lessee's interest in the Leased Premises against all persons claiming, lawfu11y or otherwise, under the Lessor.

       22. Notice. Any notice required or permitted to be given or served by either party to this Lease sha11 be deemed to have been given or served when made in writing, by certified or registered mail, addressed as follows:

               Lessor:      Dermody Properties, Inc
                            1200 Financial Boulevard
                            Reno, Nevada 89502
                            Att:  Michael C. Dermody, President

               Lessee:      Thomas & Betts Corporation
                            1001 Frontier Road
                            Bridgewater, New Jersey 08807
                            Copy to: Legal Department



All rental payments shall be made to the Lessor at the above address. The addresses may be changed from time to time by either party by serving notice as above provided.

       23. Option to Purchase. Lessee shall have the option to purchase the Leased Premises as follows:


       (a) At any time during the ninety (90) day period beginning with the date of execution of this agreement Lessee sha11 have the option ("First Option") to purchase the Leased Premises for the amount of $2,500,000. which First Option may be exercised by lessee giving written notice to Lessor at any time during such ninety (90) day period;

       (b) At any time during the ninety (90) day period beginning at the expiration of the initia1 ten (10) year lease term, Lessee shall have the option ("Second Option") to purchase the Leased Premises for Four Million Dollars ($4,000,000). Such Second Option may be exercised by Lessee giving written notice to Lessor at any time during such ninety (90) day period.

       (c) With respect to any additions or expansions to the original Leased Premises, Lessee shall have the option to purchase that addition or expansion together with the original Leased Premises at any time during the ninety (90) day period commencing ten (10) years after commencement of the Lease payments covering the costs of such addition or expansion at the then appraised Fair Market Value.

       24. Option to Cancel. In the event Lessee exercises its option to renew this Lease after the original term, Lessee shall have the right to cancel this Lease at any time during such extended lease term by giving Lessor at least twelve

(12) month's prior written notice. Lessor agrees that, in consideration of the right of Lessee to such early termination, it will accept the equivalent of six
(6) month's base rent as liquidation damages therefor, in addition to the twelve
(12) month's rent due Lessor after such notice.

       25. Expansion & Right of First Refusal. Landlord agrees that upon written notice by Tenant (such request to be in accordance with the provisions of paragraph 22 hereof pertaining to notices) de1ivered to Landlord, and subject to Tenant's exercise of its Right of First Refusal, as set forth below, Landlord sha11, at its so1e cost and expense, cause to be erected on land adjacent to the demised premises ("Expansion Land") an expansion ("Expansion") of the original building which is part of the premises 1eased to Tenant hereunder, (such Expansion Land and Expansion being out lined in green and designated Future Expansion on Exhibit "A-1" attached hereto). Landlord agrees to complete the Expansion within eight (8) months from the date of approval of p1ans and specifications and cost of such Expansion as hereinafter provided .

       Landlord shal1 within thirty (30) days after such written notice prepare and furnish to Tenant for Tenants approval, plans and specifications for such Expansion together with Landlord's estimate of the cost (including profit and overhead) of such Expansion. The Tenant shall approve the p1ans and specifications and Landlord's estimate for costs for such expansion within thirty (30) days of the receipt of such p1ans and specifications and estimate of costs. Failure of the Tenant to disapprove the same within such time shall constitute approval. Upon approval of such p1ans and specifications by Tenant, Landlord shal1 promptly cause such Expansion to be made with due diligence and in a good workmanlike manner.

       Shou1d Tenant disapprove of the Landlord' s estimate of the cost of such Expansion and if the Landlord and Tenant cannot agree upon a fixed cost to be used as a base for computing the additional renta1 due hereunder for such Expansion, then Tenant shal1 have the right and privi1ege of securing bids for the construction of such Expansion from other competent and qua1ified contractors ready, willing and able to construct such Expansion according to the p1ans and specifications approved by Tenant. No bid from such other contractors will be considered for the purposes of this paragraph unless such contractor is qualified to furnish a payment and performance bond from a corporate surety licensed to do business in the State of Nevada. If any of the bids received from such other contractors are 1ess than Landlord's estimate of the cost of the construction of such Expansion , Landlord may, if Land1ord so elects, proceed with the construction of such Expansion without employing the other contractor submitting the lowest bid, or if Landlord elects not to so proceed with the construction of such Expansion, Landlord shall be required and obligated at Landlord's so1e cost and expense to employ the other contractor submitting the lowest bid, provided such contractor is qualified under the terms of this paragraph. Tenant agrees that the rental under said Lease shall be increased by reason of such Expansion and shal1 be determined on the basis of the cost of such Expansion as above provided.

       Once the Expansion is substantia1ly complete and ready for occupancy by Tenant, the expanded space sha11 be deemed a part of the original demised premises as defined in this Lease and all of the terms and provisions of this Lease shal1 be applicable to same, except that rental shal1 be adjusted as herein specified.

       In the event Land1ord should receive a bona fide offer to purchase or develop the Expansion Land at any time during the original term of this Lease or any extension thereof, Land1ord shall notify Tenant, in writing, of such offer and of Landlord's intention to accept same. Tenant shall then have the right, within sixty (60) days of receipt of Land1ord' s notice, to lease the unimproved Expansion Land from Landlord at an annual rental rate calculated by multiplying the appraised va1ue of the Expansion Land, as hereafter determined ( "Appraised Value" ) by a figure which will result in a return to Landlord of l2% per year. For example , if the Expansion Land comprises 1.00 acre, and the annua1 return is 12%, and the Expansion Land is appraised at $2.00 per square foot the annual renta1 would be 2.00 x 43,560 x 0.12 = $10,454.00. The Appraised Value shall be the value determined by two appraisers, each chosen by one of the parties. If the appraisers cannot agree on a sing1e value, good the two appraisers shall choose a third appraiser, all of whose fees shall be split equally between Landlord and Tenant. The Appraised Value would then be the average of the two va1ues which are closest to each other, but if one value (the "Appraisal") is equidistant from the other two appraisals both of which are farther from each other than from the Appraisal, then Appraised Value shall be such Appraisal.

       26. Toxic and Hazardous Materials. Lessor warrants and represents that, to the best of its knowledge, at the Commencement Data the Leased Premises comply with all app1icab1e federa1 and state 1aws, requirements, rules and orders re1ating to health, safety, environmental protection, storage, discharge, waste disposa1, and water and air quality, and that there has been no unlawful discharge, leakage, spillage commission or pollution of any hazardous or toxic materials or substances on the Leased Premises.

       Lessee agrees to use its best efforts to avoid any unlawful discharge, treatment process, work leakage, spillage commission or pollution of any hazardous toxic or noxious materials or substances on the Leased Premises during the Lease Term or any extensions thereof. Lessee agrees to indemnify and hold harmless Lessor from and against and to reimburse Lessor with respect to any and all claims demands, fees, fines, penalties, settlement, judgments, obligations, suits, losses, liabilities, damages, injuries, costs or expenses arising from or on account of Lessee's unlawful discharge, treatment process, work, leakage, spillage, commission or pollution of any hazardous, toxic or noxious materials or substances on the Leased Premises.

       The representations and warranties set forth in this paragraph 26 shal1 be deemed to be relied upon as being true and correct as of the date or the execution and delivery of this Lease, regardless of any investigation.

       The representations and warranties set forth in this paragraph 26 shall be deemed to be relied upon as being true and correct as of the date of any extension of this Lease.

       * Exhibit D is a list of changes to be made at no cost to Lessee and is attached hereto and made a part hereof.

       Lessor agrees to indemnify and hold Lessee and the premises free and harmless from and against and to reimburse Lessee with respect to any and all claims, demands, fees, fines, penalties, settlement, judgments, obligations, suits, losses, liabilities, damages, injuries, costs or expenses (including costs of investigation, settlement and defenses of such claims, plus interest, penalties and attorneys' fees) arising from or on account of the inaccuracy or breach of any of Lessor's representatives or warranties contained in this Lease.

       27. Benefit of Lessor and Lessee. This Lease and all of the terms and provisions hereof shal1 inure to the benefit of and be binding upon the Lessor and Lessee, and their respective heirs , successors , assignees and 1egal representatives. Notwithstanding such assignment, transfer or conveyance, Lessor shall remain primarily liable to Lessee for all obligations under paragraph 6 of this Lease.

       28. Governing Law. This Lease shall be governed in accordance with the laws of the State of Nevada .

       29. Short Form of Lease. The parties agree at any time, upon the request of the other party, to execute a short form of this Lease permitting its recording to provide recorded notice of Lessee's leasehold estate and setting forth the Commencement Date of the Lease.

       IN WITNESS WHEREOF the parties hereto have executed this Lease Agreement the day and year first above written.

ATTEST:

__________________________________     By:____________________________________
                                          "Lessor"

ATTEST:                                Thomas & Betts Corporation

___________________________________    By:____________________________________
                                          "Lessee

                                    Exhibit B

                Certain Modifications and Improvements Which May
                  Be Constructed by Sublessee at the Subleased
                       premises After Obtaining Consent of
                            Dermody properties. Inc.


1.     Modifications to the existing office build-out to:

              a. Divide conference room at SE end into two separate office (drywall construction); and

              b. Divide employee break room/cafeteria into two separate offices, thereby creating hallways to the production/warehouse and patio (drywall construction and split heat/air system line to accommodate both offices) .

2. Additional build-out into warehouse/production area, contiguous with the North wall of the current office area utilizing approximately 2,000 sq. feet of warehouse area. Build-out to consist of two stories to obtain a total of 4,000 sq. feet for:

              a.     Additional offices;

              b.     Product showroom;

              c.     Employee break room/cafeteria; and

              d.     Employee lavatories and locker rooms.

3.     Additional improvements to the production/warehouse area for:

              a.     Evaporative cooling of entire area;

              b.     Power line drops to assembly lines; and

              c. Compressor (Caged, covered outside enclosure to code) with air line drops to assembly line for air tools.

4. Demising wall from floor to ceiling (from East to West) to create 24,400 sq. feet of separate area for a possible sub-sublease to an approved sub-subtenant (which sub-subtenant and sub-sublease shall be subject to prior approval by Sublessor and Lessor as provided in the Sublease) and the build-out of the existing drywall millwright enclosure at the North East corner, to create approximately 800 sq. feet of office space (drywall construction, heating/air conditioning and plumbing) .

5. Security truck enclosure inside drive-in ramp, with adjoining man trap, count room, and vault. Man trap, count room, and vault would be modifications to the existing two-story build-out extending into the warehouse, adjacent to the drive in ramp door.

6. Installation of a central station monitored alarm system and card key access (or laser retina eye scanner) for selected high security offices and work areas in the existing and additional build-out.

All of the above modifications or improvements, if constructed by Sublessee, shall be constructed, at Sublessee's sole expense, in accordance with applicable government regulations, codes, and construction requirements. Construction will be performed by qualified contractors in a good and workmanlike mamner with first-class materials and workmanship.